UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 30, 2012, management of Electro Scientific Industries, Inc. (ESI) finalized a restructuring plan to improve efficiency, focus its resources, and implement its ongoing globalization strategy. The planned completion date for actions to be taken under the plan is September 30, 2012. This plan, together with the previously disclosed planned reduction in headcount during the quarter ended March 31, 2012, will result in ESI recording restructuring and other non-recurring charges in the quarter in the aggregate amount of approximately $5.6 million, comprised primarily of $1.3 million of severance and employee-related costs, $2.6 million of accelerated depreciation for assets that will not be used going forward, and $1.7 million in inventory charges. ESI expects approximately $0.9 million of the charges will result in future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012.

Electro Scientific Industries, Inc. (Registrant)

By:	/s/ Paul Oldham

Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Secretary

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